EXHIBIT 99.5
May 14, 2008
Citibank, N.A.
Confirmations Unit
333 West 34th, 2nd Floor
New York, NY 10001, USA
Tel: (212) 615-8981
Fax: (212) 615-8985
Citibank, N.A. Ref: M084606
RE: Confirmation of Primary Swap Relating to the Class A-2b Notes
Dear Ladies and Gentlemen:
     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction (the “ Primary Swap “) entered into between Citibank, N.A. (the ” Counterparty “) and Capital Auto Receivables Asset Trust 2008-2 (the “ Trust “) as of the Trade Date listed below (the “ Transaction “). This letter constitutes a “Confirmation” as referred to in the Primary ISDA Agreement specified below.
1.	The definitions and provisions contained in the 2006 ISDA Definitions (the “ Definitions “), as published by the International Swaps and Derivatives Association, Inc. (“ ISDA “), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. The parties agree that this transaction is a Transaction under the ISDA Master Agreement (Multicurrency-Cross Border) of the parties dated as of May 14, 2008. The agreement is comprised of the printed form of such agreement as published by ISDA, as supplemented and modified by a Schedule (the “ Primary ISDA Agreement “).
This Confirmation constitutes a binding agreement between you and us and will supplement, form a part of, and be subject to the Primary ISDA Agreement described above as amended and supplemented from time to time.
The Counterparty and the Trust acknowledge that this Transaction relates to the Class A-2b Floating Rate Asset Backed Notes (the “ Notes “ or “ Reference Notes “) issued by the Trust for value pursuant to and subject to the Indenture.
Capitalized terms used and not otherwise defined herein, in Exhibit A hereto, in the Primary ISDA Agreement or in the Definitions shall have the meanings assigned to them in Appendix A to the Trust Sale and Servicing Agreement, dated as of May 14, 2008, among GMAC LLC, as Servicer, Custodian and Seller, Capital Auto Receivables LLC, as Depositor, and Capital Auto Receivables Asset Trust 2008-2 (as amended, modified or supplemented from time to time in accordance with its terms) (the “ Trust Sale and Servicing Agreement “).
All references to “dollars” or to “$” shall be references to amounts in United States Dollars.
2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction: Interest Rate Swap.
Notional Amount: $400,000,000 with respect to the initial Calculation Period. The Notional Amount with respect to each Calculation Period thereafter shall be equal to the Reference Note Balance as of the close of business on the Distribution Date at the beginning of the relevant Calculation Period (as set forth in the Calculation Statement (defined below) delivered by the Trust to the Counterparty on or prior to the Determination Date relating to such Calculation Period pursuant to Section 3 below).
Trade Date: May 6, 2008.
Effective Date: May 14, 2008.
Termination Date: The earlier of the close of business on (i) March 15, 2011, and (ii) the Fixed Rate Payer Payment Date on which the Notional Amount is reduced to zero.
Fixed Amounts:
Fixed Rate Payer: The Trust.
Fixed Rate Payer Period End Dates: The 15th calendar day of each month, commencing June 15, 2008 to and including the Termination Date.
Fixed Rate Payer Payment Date: The Business Day immediately preceding each Fixed Rate Payer Period End Date.
Fixed Rate: 3.76%.
Fixed Rate Day Count Fraction: 30/360.
Floating Amounts:
Floating Rate Payer: The Counterparty.
Floating Rate Payer Period End Dates: Each Fixed Rate Payer Period End Date.
Floating Rate Payer Payment Dates: Each Fixed Rate Payer Payment Date.
Reset Dates: With respect to each Calculation Period, the first day of such Calculation Period.
Floating Rate Option: LIBOR (as defined in Exhibit A hereto).
Spread: Plus 92 Basis Points.
Floating Rate Day Count Fraction: Actual/360.
Compounding: Inapplicable.
Business Days for Payment: Any day other than a Saturday, a Sunday or any other day on which banks in New York (New York), Detroit (Michigan) or Chicago (Illinois) may, or are required to, remain closed.
Business Day Convention: Following.

Calculation Agent: GMAC LLC, as agent for and on behalf of the Trust.
Default Rate: For any United States Dollar payments, the rate determined under the option entitled “USD-Federal Funds-H.15” plus 1% using daily Reset Dates. The Default Rate will be applied on the basis of Compounding as if the overdue amount were a Notional Amount and using daily Compounding Dates, and interest will accrue and be payable before as well as after judgment.
3.	Calculations and Notifications: On or before each Determination Date, the Calculation Agent shall determine the Fixed Amount due to the Counterparty on the next succeeding Fixed Rate Payer Payment Date and the Floating Amount due to the Trust on the next succeeding Floating Rate Payer Payment Date and the Calculation Agent shall notify the Counterparty in writing, on such Determination Date, of both (i) the Floating Rate and (ii) the net amount due to the Counterparty (if such Fixed Amount is a higher amount) or to the Trust (if such Floating Amount is a higher amount).
In addition, on or before each Determination Date the Calculation Agent shall deliver to the Counterparty (by facsimile with hard copy to follow) a statement (the “ Calculation Statement “) setting forth with respect to the close of business on the immediately preceding Distribution Date the Reference Note Balance as of such Distribution Date.
The Trust will give the Counterparty prompt written notice of any “Event of Default” under the Indenture (and in no event more than five Business Days following such “Event of Default”).
4.	Credit Downgrade:
(A)	Moody’s Downgrade.
If the Counterparty (or another Relevant Entity) fails to satisfy the Moody’s First Trigger Required Ratings, the Counterparty shall promptly notify the Trust (and any permitted assignee or transferee of the Trust) and GMAC of such event and shall, within 30 Local Business Days after the occurrence of such event, at the Counterparty’s sole expense, either:
(1) obtain a Substitute Swap Provider acceptable to the Trust such acceptance to be deemed to exist unless the Indenture Trustee provides a reasonable basis for objection to such Substitute Swap Provider within two (2) Business Days of receipt of notice from the Counterparty, and replace this Transaction with a swap transaction on substantially similar terms or with such other amendments as consented to in writing by the Trust (which consent shall not be unreasonably withheld) and satisfy the Rating Agency Condition. Upon any such replacement of this Transaction with a Substitute Swap Provider, any and all collateral posted by the Counterparty shall be returned to it within three (3) Business Days and any other form of collateral arrangement (including letters of credit, surety bond or other guarantee) provided by or on behalf of the Counterparty shall terminate; or
(2) post collateral for the benefit of the Trust in accordance with the Credit Support Annex hereto (“ CSA “); or
(3) obtain an Eligible Guarantee.
Notwithstanding the foregoing, if the Counterparty (or another Relevant Entity) fails to satisfy the Moody’s Second Trigger Required Ratings, the Counterparty shall promptly notify the Trust (and any permitted assignee or transferee of the Trust) and GMAC of such event and shall, within 30 Local Business Days of such failure to satisfy the Moody’s Second Trigger Required Ratings, at the

Counterparty’s sole expense, either (a) obtain a Substitute Swap Provider as described in clause (1) above and satisfy the Rating Agency Condition, or (b) obtain an Eligible Guarantee. Following notice to the Trust and before obtaining a Substitute Swap Provider or an Eligible Guarantee, the Counterparty shall also post collateral pursuant to the terms of the CSA until it is replaced by the Substitute Swap Provider or provides an Eligible Guarantee.
(B)	S&P Downgrade.
(1) If an S&P Collateralization Event occurs with respect to each Relevant Entity, the Counterparty shall at its sole expense, post collateral pursuant to the CSA for the benefit of the Trust in the amount and on the terms then applicable under the CSA. At any time following an S&P Collateralization Event, if the Counterparty elects, the Counterparty may assign its rights and obligations under this Transaction to a Substitute Swap Provider in accordance with Part 5(f) of the Schedule; provided that (x) no termination payments or other settlement amounts are payable by the Trust to either the Counterparty or the Substitute Swap Provider at the time of or as a result of such assignment by the Counterparty and (y) any termination payments or other settlement amounts are to be settled directly between the Counterparty and the Substitute Swap Provider. Alternatively, the Counterparty may elect to obtain for the benefit of the Trust an Eligible Guarantee of all of the Counterparty’s obligations under this Transaction; provided that the guarantor is an Eligible Guarantor. Upon the successful consummation of any assignment to a Substitute Swap Provider or the delivery of an Eligible Guarantee as contemplated in this Section 4(B)(1), any obligation of the Counterparty to post and maintain collateral under the CSA shall terminate and the Trust shall return to the Counterparty, any then-posted collateral within three Business Days and any other form of collateral arrangement (including letters of credit, surety bond or other guarantee) provided by or on behalf of the Counterparty shall terminate (it being understood that until such time, if any, as the Counterparty completes the assignment of its rights and obligations hereunder to a Substitute Swap Provider or procures an Eligible Guarantee of such obligations, the Counterparty shall remain obligated to post Eligible Collateral to the extent and on the terms required by the CSA).
(2) If an S&P Substitution Event occurs with respect to each Relevant Entity, the Counterparty shall (a) within 10 Local Business Days of the occurrence of such S&P Substitution Event and at its sole expense, post Eligible Collateral for the benefit of the Trust in the amount and on the terms then applicable under the CSA, and (b) use commercially reasonable efforts to, within 60 calendar days of the occurrence of such S&P Substitution Event, either (1) assign its rights and obligations under this Transaction to a Substitute Swap Provider in accordance with Part 5(f) of the Schedule, provided that (x) no termination payments or other settlement amounts are payable by the Trust to either the Counterparty or the Substitute Swap Provider at the time of or as a result of such assignment by the Counterparty and (y) any termination payments or other settlement amounts are to be settled directly between the Counterparty and the Substitute Swap Provider; or (2) procure an Eligible Guarantee of the Counterparty’s obligations hereunder by a guarantor that is an Eligible Guarantor. Upon the successful consummation of any assignment to a Substitute Swap Provider or the delivery of any Eligible Guarantee as contemplated in this Section 4(B)(2), any obligation of the Counterparty to post and maintain collateral under the CSA shall terminate and the Trust shall return to the Counterparty any then-posted collateral within three Business Days and any other form of collateral arrangement (including letters of credit, surety bond or other guarantee) provided by or on behalf of the Counterparty shall terminate.
Upon any replacement of this Transaction with a swap transaction with a Substitute Swap Provider, any and all collateral posted by the Counterparty shall be returned to it within three (3) Business Days and any other form of collateral arrangement (including letters of credit, surety bond or other guarantee) provided by or on behalf of the Counterparty shall terminate.
In the event that the Counterparty fails to satisfy its obligations set forth above in this Section 4, such failure shall be a Termination Event with the Counterparty as the Affected Party and this Transaction as the sole Affected Transaction. For the avoidance of doubt, the Counterparty and the Trust acknowledge and agree that any such failure shall not constitute an Event of Default.
5.	Account Details:
Payments to Fixed Rate Payer:
[on file]
Payments to Floating Rate Payer:
[on file]
6.	Limited Recourse: Notwithstanding anything to the contrary contained herein but without limiting the Counterparty’s rights under Section 5(a)(i) of the Primary ISDA Agreement all of the obligations of the Trust shall be payable by the Trust only at the times and to the extent of funds available therefor under the Trust Sale and Servicing Agreement and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as, and then to the extent that, the Trust has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement but in all cases shall expire one year and one day after the final payment with respect to all notes and certificates issued by the Trust.
7.	Limitation of Liability: It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee of the Trust in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust or the Owner Trustee hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of the terms and provisions of, the Trust Agreement.
8.	To the extent that a capitalized term in this Transaction is defined by reference to a related definition contained in any Basic Document, for purposes of this Transaction only, such capitalized term shall be deemed to be amended only if the amendment of the term in a Basic Document relating to such capitalized term occurs with the prior written consent of the Counterparty.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2008-2

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee

By: Name:	/s/ Aranka R. Paul Aranka R. Paul
Title:	Attorney-In-Fact

By:	/s/ Eileen M. Hughes

Name:	Eileen M. Hughes
Title:	Attorney-In-Fact

Accepted and confirmed as
of the date first written above:

CITIBANK, N.A.

By:	/s/ Anamil Aguilar
Name:	Anamil Aguilar
Title:	Authorized Signatory

Acknowledged and agreed as
of the date first written above:

GMAC LLC, solely as Calculation Agent

By:	/s/ Pamela M. Surhigh
Name:	Pamela M. Surhigh
Title:	Director — U.S. and International Funding Group
CARAT 2008-2 Primary Basis Swap Confirmation Class A-2b

EXHIBIT A
The following terms shall have the following meanings in this Confirmation:
     “Calculation Period”: means, with respect to each party hereunder, each period from, and including one Period End Date of that party to, but excluding, the next following Period End Date of that party during the Term of the Swap Transaction, except that the initial Calculation Period for that party will commence on, and include, the Effective Date. With respect to any Fixed Rate Payer Payment Date or Floating Rate Payer Payment Date, the related Calculation Period shall be the Calculation Period immediately preceding such Fixed Rate Payer Payment Date or Floating Rate Payer Payment Date, as the case may be.
     “Depositor”: Capital Auto Receivables LLC, which has executed the Trust Sale and Servicing Agreement as the Depositor, or its successor in interest pursuant to Section 3.03 of the Trust Sale and Servicing Agreement.
     “Determination Date”: the tenth (10th) day of each calendar month, or if such tenth (10th) day is not a Business Day, the next succeeding Business Day.
     “Distribution Date”: the fifteenth (15th) day of each succeeding calendar month following the Effective Date or, if such fifteenth (15th) day is not a Business Day, the next such succeeding Business Day, commencing June 16, 2008.
     “Indenture”: the Indenture, dated as of the date hereof, between the Trust and the Indenture Trustee, as amended and supplemented from time to time in accordance with its terms.
     “Indenture Trustee”: The Bank of New York Trust Company, N.A., not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.
     “LIBOR”: means for any Calculation Period with respect to each Floating Rate Payer Payment Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the first day of the Calculation Period preceding such Floating Rate Payer Payment Date (or, in the case of the initial Floating Rate Payer Payment Date, 2.52938%). If the rate does not appear on that date on the Reuters Screen LIBOR01 Page (or any other page as may replace that page on that service, or if that service is no longer offered, any other service commonly used in the interbank market for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor), then LIBOR will be the Reference Bank Rate.
     “LIBOR Business Day”: any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.
     “Other Securities”: Class A-1 Notes, Class A-2a Notes, Class A-3a Notes, Class A-3b Notes, Class A-4 Notes, Class B Notes and Class C Notes issued by the Trust.
     “Period End Date”: means the Fixed Rate Payer Period End Date or the Floating Rate Payer Period End Date.
     “Reference Bank Rate”: means for any Calculation Period for any Floating Rate Payer Payment Date, a rate determined on the basis of the rates at which deposits in United States dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the first day of the Calculation Period immediately preceding such Floating Rate Payer Payment Date (or, in the case of the initial Floating Rate Payer Payment Date, the day that is two LIBOR Business Days prior to the Effective Date) to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then Outstanding Amount of the Reference Notes. The reference banks shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor. The Calculation Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the then Outstanding Amount of the Reference Notes. If no quotation can be obtained, then LIBOR will be the rate from the prior Floating Rate Payer Payment Date.
     “Reference Note Balance”: as of the Effective Date, $400,000,000 and, with respect to each Distribution Date thereafter, the aggregate principal balance of any and all outstanding Reference Notes.